Exhibit 99.6

Southern China Livestock, Inc.

ETHICS HOTLINE/WHISTLEBLOWER PROGRAM

SOUTHERN CHINA LIVESTOCK, INC.

ETHICS HOTLINE/WHISTLEBLOWER PROGRAM

TO:                      All Employees of Southern China Livestock, Inc. (the “Company”)

FROM:                The Board of Directors, Southern China Livestock, Inc.

Introduction:                      Briefly stated, this is a program established to provide any and all employees a confidential method to report any incidents which they believe may be illegal or improper financial, auditing or accounting conduct, any violation of the Company’s Code of Conduct or other unethical behavior.  This program is administered and overseen by the Company’s general counsel and Audit Committee and has been approved the Company’s Board of Directors.

Purpose of Program:          Under the Sarbanes-Oxley Act of 2002, the audit committee of a company, such as Southern China Livestock, Inc., which is a registered under the Securities Exchange Act of 1934, is required to established procedures for (1) receiving and retaining information about, and treating alleged incidents involving the company regarding accounting, internal accounting controls or auditing matter and (2) the confidential, anonymous submission of concerns by employees about questionable accounting or auditing matters.

Your Right to Report:        If you know or believe that any person in the Company is doing anything which is illegal or improper with respect to financial, accounting, auditing or following proper procedures, you are encouraged to report the matter to the parties designated below.  The misconduct in question could range from stealing, embezzlement, bribing or taking bribes, to improper recording or reporting, or the improper withholding of information.  If you are in doubt as to whether or not to report an incident, report it.

In addition to reporting matters of the type indicated above, you have the right to report or communicate concerns, about actual or potential violations of the Company’s Code of Conduct, including unethical behavior and actual or suspected fraud.

You also have the right to obtain advice before making decisions in the course of your work that appear to have significant legal or ethical implications.

Person to Contact:             You may discuss your concerns with supervisors, management, or our personnel department, as you think is most appropriate.  If you want to discuss your concerns with an outside director, who is not employed by us, all communications should be sent to the attention of one of the Company’s Audit Committee Representatives.  The Audit Committee Representatives shall be the chairman of the audit committee and one other member of the audit committee who is designated for that purpose by the audit committee.  The names and contact information for initial Audit Committee Representatives is set forth on Exhibit A.  A copy of our Code of Conduct will be maintained on our website once it is constructed.  The Code of Conduct on our website will include the names of and contact information for the Audit Committee Representatives.

Confidentiality: Your name will be kept confidential by the person you contact.  You also have the right to make reports anonymously.  No retribution will be taken against an employee making a report under this program.

Access to Reports and Records and Disclosure of Investigation Results: All reports and records associated with employee reports submitted under this program (“Whistleblower Reports”) are considered confidential information and access will be restricted to members of the Audit Committee, the Company’s legal department and employees of the Company or outside counsel involved in investigating a Whistleblower Report as contemplated by these procedures.  Access to reports and records may be granted to other parties at the discretion of the Audit Committee.    In the event that the Company contracts with a third party to handle complaints or any part of the complaint process, the third party will comply with these policies and procedures.

Whistleblower Reports and any resulting investigations, reports or resulting actions generally will not be disclosed to the public except as required by any legal requirements or regulations or by any corporate policy in place at the time.

Follow-Up: If you do not believe appropriate remedial action has been taken, you may report directly to our outside special counsel, Asher S. Levitsky P.C.  Mr. Levitsky can be contacted at:

Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930-9725
E-mail: alevitsky@srff.com

Non-exclusive:  This program is designed to give you a special protected way to discuss matters of concern confidentially or anonymously, but is not your exclusive method.

The undersigned employee acknowledges that he or she has received a copy of the Southern China Livestock, Inc. Ethics Hotline/Whistleblower Program.  A copy of this policy will be available on the Company website once it is constructed.

Name	Date

EXHIBIT A

Names and Contact Information for Audit Committee Representatives

1.	Name: [Name], Chairman of Audit Committee
Address:
Phone:
Fax:
Email:

2.	Name:
Address:
Phone:
Fax:
Email: